                                EXHIBIT (a)(3)            FORM OF ELECTION FORM.

SAFEGUARD SCIENTIFICS, INC.     NAME OF OPTIONHOLDER:
ELECTION FORM



DEAR OPTIONHOLDER,

Our records indicate that you hold the options described in columns 1, 2, 3 and 4 of the attached Schedule A. If you accept the offer and the offer is consummated, you will receive the shares of restricted stock in the amount and having the vesting provisions set forth in columns 6 and 7 of Schedule A. PLEASE CHECK THE APPROPRIATE BOX (ES) BELOW (ACCEPT/DECLINE), SIGN AND DATE WHERE INDICATED, AND RETURN TO DEIRDRE BLACKBURN, BUILDING 800, 435 DEVON PARK DRIVE, WAYNE, PA 19087 ON OR BEFORE THE EXPIRATION DATE FOR THE OFFER. Also, please note that you do not need to include any options letters of other documents relating to the options that you are returning if any. Safeguard will exchange and cancel such options electronically and update your option records accordingly.

TO SAFEGUARD SCIENTIFICS, INC.:

     I acknowledge that I previously received a copy of the Offer to Exchange (dated December 21, 2001). I hereby make an election with respect to Safeguard's offer to exchange restricted stock for my outstanding eligible options. I have read and understand all of the terms and conditions of the offer.

INSTRUCTIONS: IF YOU ACCEPT THE OFFER, PLEASE CHECK THE FOLLOWING BOX BY WHICH
      YOU ACKNOWLEDGE THAT YOU ARE EXCHANGING ALL OF YOUR ELIGIBLE OPTIONS IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER AND THAT YOU WILL EXECUTE THE FORM OF GRANT ACCEPTANCE ATTACHED TO THE FORM OF RESTRICTED STOCK AGREEMENT PREVIOUSLY PROVIDED TO YOU:

[ ]       I ACCEPT THE OFFER

INSTRUCTIONS: IF YOU REJECT THE OFFER, PLEASE CHECK THE FOLLOWING BOX BY WHICH
      YOU ACKNOWLEDGE THAT YOU REJECT THE OFFER AND WILL NOT EXCHANGE ANY OF YOUR ELIGIBLE OPTIONS:

[ ]     I REJECT THE OFFER

I hereby confirm this election.

                       Signature of Optionholder:
                                                 -----------------------------
                       Date:
                             ---------------------------------------, 2001

                       Name:
                             --------------------------------------
                             (Please Print)

                       Social Security Number:
                                               --------------------------


27
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                                   SCHEDULE A

NAME OF OPTION HOLDER:
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

                                                                                                                     [COL. 7]
                                                                                                                    RESTRICTED
                                                                                                                     SHARES
                                                                                                [COL. 6]          VESTING SCHEDULE
  [COL. 1]          [COL. 2]                                                                    NUMBER OF           -----------
GRANT DATE OF    EXERCISE PRICE      [COL. 3]           [COL. 4]              [COL. 5]        RESTRICTED SHARES
  ELIGIBLE       OF ELIGIBLE     NUMBER OF ELIGIBLE  ELIGIBLE OPTION SHARES   APPLICABLE         RECEIVED FOR        NO. OF SHRS
   OPTION           OPTION        OPTION SHARES        VESTING SCHEDULE      EXCHANGE RATIO   ELIGIBLE OPTIONS      / VEST DATE
-------------       ------        -------------        ----------------      --------------   ----------------      -----------
-------------       ------        -------------        ----------------      --------------   ----------------      -----------
-------------       ------        -------------        ----------------      --------------   ----------------      -----------
-------------       ------        -------------        ----------------      --------------   ----------------      -----------
-------------       ------        -------------        ----------------      --------------   ----------------      -----------